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                                                                   EXHIBIT 10.19

                       AGREEMENT FOR CONSULTING SERVICES

     THIS AGREEMENT is made and entered into as of Nov. 15, 1999 between Robert Slezak (the "Consultant"), and Ameritrade Holding Corporation (the "Corporation").

                                WITNESSETH THAT:

     WHEREAS, the Consultant was previously employed by the Corporation and has unique and valuable knowledge relating to certain financial and strategic planning matters affecting the Corporation and its business.

     WHEREAS, the Corporation has determined that it would derive substantial benefit from the Consultant's transferring his expertise relating to these matters in order to transition, train and transfer such skills to his successor, and

     WHEREAS, the Corporation desires to retain the services of the Consultant as a consultant to the Corporation for the limited purposes set forth below and the Consultant desires to provide such services to the Corporation, all on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties contained herein and other good and valuable consideration, the Corporation and Consultant agree as follows:

1.   Services. Consultant agrees that, during the term (as described in Section
     3), he shall provide consulting services to the Corporation. Specifically, Consultant shall make himself available, at the request of the Corporation, to consult and advise the Corporation and Chief Executive Officer in the performance of financial and strategic planning related duties provided, however, that Contractor shall not be required to devote more than 40 hours per week to the performance of consulting services hereunder. Consultant shall act only in advisory capacity to Corporation. Corporation shall not have any authority or right to direct or control Consultant in the manner or method he carries out services hereunder, including, but not limited to, the days, times, places and number of hours that he renders services during the Term. Consultant shall have complete discretion as to the manner and method he carries out his duties hereunder, so long as the matters or issues brought by the Corporation to the Consultant during the Term are resolved to the satisfaction of the Corporation in such time as agreed to by the parties. Consultant shall be under no obligation to carry out the duties (or for any of the responsibilities) of the Chief Financial Officer nor to schedule or report progress to Corporation with respect to services rendered hereunder, though Corporation and Consultant may meet from time to time to discuss the progress of the services provided. Consultant shall provide only those services set forth in this paragraph. Corporation may from time to time during the term of this Agreement request that Consultant provide additional services, but any additional services shall only be provided with the consent of Consultant and Corporation and upon such terms as agreed to in writing by the parties.

2. Price. Corporation shall pay Consultant an hourly rate of $280.00 per hour (or as may be adjusted from time to time as agreed by Consultant and Corporation) in full and final satisfaction for the services rendered hereunder. Corporation shall pay said amount in monthly installments. Consultant shall invoice Corporation for the amount due along with an explanation of the work performed and Corporation shall pay the full amount thereof within 30 days after receiving the invoice, or within a reasonable time thereafter. The payment described in this Section 2 shall be the only compensation to which Consultant is entitled for his services under this Agreement.

3. Term. Consultant shall provide the services called for hereunder for a term of twelve (12) months commencing November 15, 1999 and ending November 14, 2000. Notwithstanding the term set forth herein, either party


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     may terminate this Agreement for any reasons, at any time upon thirty (30)
     days advance written notice to the other party.

4. Expenses and Facilities. Corporation will only reimburse Consultant for approved travel and other direct expenses incurred for Corporation requested travel. Corporation shall be under no obligation to provide office space to Consultant or reimburse other expenses incurred by him that are related to services rendered hereunder. Consultant shall have discretion to, at his expense, obtain such personnel, equipment or supplies as are necessary or appropriate to carry out his responsibilities hereunder.

5.   Confidential Information. The Consultant hereby agrees that:

     (a) Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that Consultant has express authorization from Corporation, he shall keep secret and confidential indefinitely all non-public information concerning Corporation and its affiliates which was acquired by or disclosed to Consultant during the course of his engagement hereunder (or during his prior employment with Corporation) and shall not disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way except as required in performing services on behalf of Corporation.

     (b) Upon the expiration of the term or at the Corporation's earlier request, he will promptly return to Corporation any and all records, documents, physical property, information, computer disks or other materials relating to the business of Corporation and its affiliates obtained by him during the course of his engagement hereunder (or during his prior employment with Corporation).

     (c) Nothing in the foregoing provisions of this Section 5 shall be construed so as to prevent Consultant from using, in connection with his employment for himself or a client other than Corporation or any of its affiliates, knowledge which was acquired by him during the course of his engagement hereunder which is not proprietary to the Corporation, and which is generally known to persons of his experience in other companies in the same industry.

     Consultant acknowledges that Corporation would be irreparably injured by a violation of this Section 5 and agrees that Corporation, in addition to other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, other equivalent relief, restraining Consultant from any actual or threatened breach of this Section 5 without any bond or other security being required.

6. Work Product Ownership. If, and to the extent that Consultant may under applicable law be entitled to claim any ownership in any work product produced for Corporation under this Agreement, Consultant hereby transfers, grants, conveys, assigns and relinquished exclusively to Corporation any and all rights to such work product under patent, copyright, trade secret and trademark law in perpetuity or for the longest period otherwise permitted by applicable law.

7. Relationship of the Parties. It is agreed and understood between the parties to this Agreement that the services performed by Consultant pursuant to this Agreement will be performed as an independent consultant and not as an employee of Corporation or its affiliates.

8. Acknowledgement. Waiver of Rights. Consultant understands and agrees that, as an independent contractor to the Company, he shall not be entitled to participate in any benefits under any employee benefit plan, program, policy or arrangement, and hereby expressly waives any rights or claims with respect to participation in such plans or benefits thereunder. The provisions of this paragraph shall continue to apply even if the Consultant's relationship with the Company is hereafter recharacterized for tax purposes.


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9.    Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nebraska.

10. Severability. In the event any term, condition or part of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the remaining provisions of the Agreement shall be enforced as if the unenforceable provision has been stricken.

11. Amendments. This Agreement may be amended by written agreement of the parties.

12. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties, and supersedes all prior agreement, understanding and discussions between the parties, whether oral or written, with respect to the matters contained herein.

13. Taxes. Consultant will be responsible for all taxes measured directly by payments made under this Agreement. Consultant agrees to indemnify and hold Corporation harmless from and against any such tax liability.

      Dated effective as of the 15th day of November, 1999.

                                             AMERITRADE HOLDING CORPORATION
                                             ("Corporation")

                                             By: ______________________________
                                                 Co-Chief Executive Officer


                                                 /s/ RT Slezak
                                                 ------------------------------
                                                 Robert Slezak ("Consultant")




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